                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                              -------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             NEW MARRIOTT MI, INC.
                (To Be Renamed "Marriott International, Inc.")
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 Delaware                                        52-2055918
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(JURISDICTION OF INCORPORATION OR ORGANIZATION)               (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)
             10400 Fernwood Road
             Bethesda, Maryland                                    20817
----------------------------------------                         ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


     If this Form relates to the              If this Form relates to the
     registration of a class of securities    registration of a class of
     pursuant to Section 12(b) of the         securities pursuant to Section
     Exchange Act and is effective            12(g) of the Exchange Act and
     pursuant to General Instruction          is effective pursuant to General
     A(c), please check the following         Instruction A(d), please check the
     box  [X]                                 following box  [ ]

Securities Act registration statement file number to which this form relates:       N/A
                                                                                ------------
                                                                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

 TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
 TO BE SO REGISTERED                             EACH CLASS IS TO BE REGISTERED
---------------------                            ------------------------------
Common Stock, par value $0.01 per share          Chicago Stock Exchange
                                                 Pacific Stock Exchange
                                                 Philadelphia Stock Exchange

Class A Common Stock, par value $0.01 per share  Chicago Stock Exchange
                                                 Pacific Stock Exchange
                                                 Philadelphia Stock Exchange

Series A Junior Participating Preferred Stock    Chicago Stock Exchange
     Purchase Rights                             Pacific Stock Exchange
                                                 Philadelphia Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:
                                     None
--------------------------------------------------------------------------------
                               (TITLE OF CLASS)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANTS'S SECURITIES TO BE REGISTERED.

          The information required by this item is incorporated by reference to the information set forth under the caption "DESCRIPTION OF THE NEW MARRIOTT CAPITAL STOCK," in the Marriott International, Inc. Notice of Annual Meeting and Proxy Statement contained in the Registrant's Form 10 dated February 12, 1998 which was filed with the Commission on February 13, 1998.



ITEM 2.   EXHIBITS.

          Not Applicable.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    NEW MARRIOTT MI, INC.



                                    By: /s/ W. David Mann
                                        ------------------
                                            W. David Mann
                                            Secretary



Date:  March 16, 1998